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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 17, 2002

                                   LASON, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


        DELAWARE                                     38-3214743
    (STATE OR OTHER                   (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
     JURISDICTION OF
     INCORPORATION)

                                    000-21407
                            (COMMISSION FILE NUMBER)



       1305 STEPHENSON HIGHWAY
              TROY, MI                                      48083
        (ADDRESS OF PRINCIPAL                             (ZIP CODE)
          EXECUTIVE OFFICES)


                                  (248)597-5800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)















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ITEM 3.           BANKRUPTCY OR RECEIVERSHIP

         As previously disclosed, on December 5, 2001, registrant filed a voluntary petition to reorganize under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the District of Delaware in Wilmington (the "Bankruptcy Court"). The filing included direct and indirect subsidiaries (incorporated in the United States) of registrant. On May 17, 2001, the Bankruptcy Court entered an order confirming registrant's First Amended Joint Plan of Reorganization of Lason, Inc. and its Subsidiary Debtors, as modified (the "Plan"). Upon satisfaction or waiver of certain conditions set forth in the Plan, the registrant will emerge from the proceedings under Chapter 11 of the Bankruptcy Code (which is expected to be on or about June 30, 2002) (the "Effective Date").

         The following summary of the material features of the Plan is qualified in its entirety by reference to the full text of the Plan, The First Amended Joint Plan of Reorganization of Lason, Inc. and its Subsidiary Debtors was filed as part of registrant's Disclosure Statement included as an exhibit to registrant's Form 8-K filed with the Securities and Exchange Commission on March 25, 2002. Technical amendments thereto and the confirmation order relating thereto are filed with this Current Report on Form 8-K.

         CAPITALIZATION

                  All common stock and options to purchase common stock of registrant which are outstanding immediately prior to the Effective Date ("Old Common Stock and Options") will not receive or retain any property under the Plan on account of such Old Common Stock and Options. On the Effective Date, all of such Old Common Stock and Options will be deemed cancelled and extinguished. On the Effective Date, registrant will issue 30 million shares of new common stock ("New Common Stock") pursuant to the Plan (as disclosed below under "General Unsecured Claims" and "Executive Management Incentive Plan") representing 100% of the equity of registrant, as reorganized pursuant to the Plan, effective as of such date.

         SECURED LENDER CLAIMS

                  Of the approximate $260.8 million of pre-petition secured bank lender claims, $90 million is treated as a secured claim and the remainder is treated as a general unsecured claim. On the Effective Date, in full satisfaction, settlement, release and discharge of and in exchange for its claims, the secured bank lenders will receive from registrant new senior notes in an amount equal to $90 million maturing five years after the Effective Date and bearing interest at the prime rate on the Effective Date, plus 2.5% (floating). The amount of the new senior secured notes shall be reduced by 75% of the net proceeds of asset sales by registrant from November 1, 2001 to the Effective Date and thereafter as will be set forth in an amended and restated credit agreement governing the new senior notes. After the application of asset sale proceeds, the balance of the new senior notes as of the Effective Date is expected to be approximately $50 million. In addition, the secured bank lenders shall receive the proceeds, if any, of litigation claims (generally, certain claims, rights of action and suits which are not avoidance actions (see "General Unsecured Claims" below)) which registrant had against any person and which has been assigned to the agent for the secured bank lenders to pursue at its discretion.

         GENERAL UNSECURED CLAIMS

                  The estimated amount of allowed general unsecured claims is $270 million (including the $170.7 million amount owed to the secured bank lenders on account of their general unsecured deficiency claim). Each holder of an allowed general unsecured claim on the Effective Date, in full satisfaction, settlement, release and

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         discharge of and in exchange for its claim, will receive its pro rata share of 26,250,000 shares of New Common Stock, which shall be issued to a disbursing agent on or around the Effective Date and distributed to general unsecured creditors pursuant to the Plan as soon as reasonably practicable thereafter. In addition to the 26,250,000 shares of New Common Stock, holders of allowed general unsecured claims shall receive the proceeds, if any (50% to secured bank lenders and 50% to the other general unsecured creditors), of avoidance actions (i.e., preference and fraudulent transfer actions under federal bankruptcy or state laws) which registrant had against any person and which has been assigned to the official committee of unsecured creditors to pursue at its discretion.

         KEY MANAGER CLAIMS

                  Key managers, are certain business unit managers of the registrant who have entered into post-petition employment and lock-up agreements with registrant. A key manager claim is an unsecured, non-priority claim of a key manager arising under or related to such person's pre-petition employment and/or earnout agreement with registrant. Each holder of an allowed key manager claim on the Effective Date, in full satisfaction, settlement, release and discharge of and in exchange for its claim, will receive within 30 days after the Effective Date or as soon as practicable thereafter, interest in a new junior note in the principal amount of $3.1 million and certain cash retention bonuses in the aggregate amount of $1.3 million. The new junior note is a non-interest bearing, unsecured note, maturing five years following the Effective Date. It will be governed by the terms of a junior note indenture. Principal payments are to be made semi-annually.

         EXECUTIVE MANAGEMENT INCENTIVE PLAN

                  On the Effective Date, registrant will adopt an executive management incentive plan (the "Management Plan"). Pursuant to the Management Plan, registrant will issue 3,750,000 shares of New Common Stock to the employees of registrant entitled to participate in such plan. This stock shall be distributed among 50 to 100 employees, consisting primarily of senior executives, regional managers and key sales personnel selected by and participating in amounts as recommended by registrant's management and as approved by registrant's board of directors. The employees are prohibited from trading and voting the 3,750,000 shares of New Common Stock for one year following the Effective Date. The Management Plan also provides for the distribution of cash to certain participants thereunder from asset sales made during the bankruptcy proceedings calculated in accordance with the following schedule (as applicable): (i) 1.5% of the first $50,000,000 in aggregate net asset sale proceeds, (ii) 3% of the next $25,000,000 in aggregate net asset sale proceeds, and (iii) 6% of all net set asset sale proceeds in excess of $75,000,000.

         BOARD OF DIRECTORS

                  On the Effective Date, the board of directors of registrant shall consist of five (5) members, including Ronald D. Risher (currently a director and the President and CEO of registrant), one
         (1) director designated by the board of registrant, one (1) director designated by the official committee of unsecured creditors and two (2) directors who may be designated by the agent for the secured lenders.



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         As of March 31, 2002, the assets and liabilities of the registrant, as consolidated, on an unaudited and historical cost basis, were approximately $238 million (including approximately $119 million of goodwill and other intangible assets) and approximately $363 million (of which approximately $325 million are liabilities subject to compromise under the Plan), respectively. On or about the Effective Date, registrant will implement "fresh start accounting" which will require registrant to restate all its assets and liabilities at their fair value. The impact of fresh start accounting is not reflected in the above disclosure of the assets and liabilities of registrant at March 31, 2002.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (c)      Exhibits

         99.1 Revised Technical Amendments to Debtors' First Amended Joint Plan of Reorganization


         99.2 Second Technical Amendment to Debtors' First Amended Joint Plan of Reorganization

         99.3 Findings of Fact, Conclusions of Law and Order Confirming First Amended Joint Plan of Reorganization of Lason, Inc. and its Subsidiary Debtors Dated March 18, 2002 Re: Docket No. 267

                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2002                   LASON, INC.
                                      (REGISTRANT)


                                      By: /s/ Ronald D. Risher
                                          --------------------
                                          Ronald D. Risher,  President and CEO


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                                  EXHIBIT INDEX

Exhibit:       Description:

99.1 Revised Technical Amendments to Debtors' First Amended Joint Plan of Reorganization


99.2 Second Technical Amendment to Debtors' First Amended Joint Plan of Reorganization

99.3 Findings of Fact, Conclusions of Law and Order Confirming First Amended Joint Plan of Reorganization of Lason, Inc. and its Subsidiary Debtors Dated March 18, 2002 Re: Docket No. 267